EXHIBIT 10.3
          MANAGEMENT AGREEMENT BEETWEEN THE COMPANY AND TIMURSUKH OIDOV



                          MANAGEMENT SERVICES AGREEMENT
              (All amounts are stipulated in United States dollars) THIS AGREEMENT dated effective as of the 1st day of September 2003.


 BETWEEN:
            MONGOLIAN EXPLORATIONS LTD.
            #1605-750 West Render St.
            Vancouver, BC. Canada, V6C 2T8
            A Nevada State Incorporated Company
            (Hereinafter called the "Company")
                                                         OF THE FIRST PART

 AND:
             TIMURSUKH OIDOV
             Bayanzurkh Borol
             15th Micro District
             Buildng #111, Apt #30
             Ulaanbaatar, Mongolia
             (Hereinafter called "Timur")
                                                         OF THE SECOND PART

WHEREAS:

Timur is not an employee of the Company;

Timur is a Mongolian citizen and resident with local area knowledge;

Timur maintains his own office in Mongolia with administration services, including telephone and computer services;

The Company requires a liaison personnel to provide: (i) local governmental knowledge source mining claims and licenses; (ii) translation and public relation services between government and the Company; and (iii) management services, office and administration services, including telephone and computer services.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

Timur hereby agrees to provide the following services to the Company: (i) local governmental knowledge source mining claims and licenses; (ii) translation and public relation services between government and the Company; (iii) management services, office and administration services, including telephone and computer services; and (iv) to carry out management and


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direction of the business of the Company, including managing and supervising and coordinating any mineral exploration activities carried out by the Company.

In consideration of Timur providing all the above services the Company agrees to pay to Timur an upfront fee of $5,000 and consulting fee in the amount of $750.00 per month payable on the last day of each month effective September 1, 2003 (the "Consulting Fee").

In addition to the payment of the Consulting Fee, the Company agrees to reimburse Timur for any expenses directly attributable to performing its obligations to the Company pursuant to this Agreement.

This Agreement shall be for a term of one year commencing September 1, 2003 and ending August 31, 2004.

No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

Time shall be of the essence of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day And year first above written.



MONGOLIAN EXPLORATION LTD.
By its authorized signatory
/s/ Ivan Bebek

Signature of Authorized Signatory


TIMURSUKH OIDOV
By its authorized signatory
/s/ Timursukh Oidov

Signature of Authorized Signatory